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Exhibit 3.43

CERTIFICATE OF INCORPORATION

OF

CASCADES TISSUE GROUP—MECHANICVILLE INC.

        THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the Corporation is Cascades Tissue Group—Mechanicville Inc.

          SECOND: The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, with no par value, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

          FIFTH: The name and mailing address of the Incorporator is

      J. Craig Pell
      Torys LLP
      237 Park Avenue
      New York, New York 10017-3142

          SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation law as the same exists or may hereafter be amended.

          SEVENTH: The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision set forth in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of June, 2002.

J. Craig Pell Sole Incorporator

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  Exhibit 3.43
CERTIFICATE OF INCORPORATION OF CASCADES TISSUE GROUP—MECHANICVILLE INC.